EXHIBIT 99.1

Citizens South Banking Corporation Announces 2011 First Quarter Financial Results

GASTONIA, N.C., April 25, 2011 (GLOBE NEWSWIRE) -- Citizens South Banking Corporation (Nasdaq:CSBC), the parent company of Citizens South Bank, reported a net loss available to common stockholders of $1.1 million, or $0.10 per diluted share, for the quarter ended March 31, 2011, compared to net income available to common stockholders of $10.0 million, or $1.29 per diluted share, for the quarter ended March 31, 2010. The financial results for the quarter ended March 31, 2010, included an $18.7 million pre-tax gain related to the acquisition of Bank of Hiawassee and $787,000 in acquisition-related expenses.

President Kim S. Price stated, "We are encouraged by a number of indicators in this quarter's results, including healthy expansion of our net interest margin, continued growth in our core deposits, and a decrease in our level of past due loans. We continue to focus on ways to improve our asset quality while continuing to build the level of our loan loss reserves."

First Quarter Financial Highlights:

Credit Quality

The Company's credit quality results for the quarter are mixed but continue to compare favorably with southeastern peers as the Company reported lower net charge-offs,  fewer past due loans, and higher loan loss reserves during the first quarter. These positive trends are accompanied by higher levels of non-covered nonperforming assets. The Company's level of past due non-covered loans (loans not covered under FDIC loss-share agreements) decreased during the first quarter by $8.1 million, or 58.7%, to 0.97% of total non-covered loans at March 31, 2011. This represented the Company's lowest level of past due non-covered loans in over two years. In addition, criticized and classified assets decreased during the first quarter of 2011. Criticized assets decreased by 6.0% from $76.4 million, or 13.0% of non-covered loans at December 31, 2010, to $71.6 million, or, 12.2% of non-covered loans at March 31, 2011. Also, classified assets decreased from $52.2 million, or 8.9% of non-covered loans at December 31, 2010, to $51.3 million, or 8.7% of non-covered loans at March 31, 2011.

As loans continue to move through the disposition process, updated collateral values are obtained and loans are written down on the Company's books to fair value. As a result, net charge-offs during the first quarter of 2011 totaled $2.9 million, or 1.99% of average non-covered loans, as compared to $3.8 million, or 2.59% of average non-covered loans during the fourth quarter of 2010. Also as part of the disposition process, we transferred a number of past due loans to nonaccrual status during the quarter. This contributed to a $9.2 million increase in non-covered nonperforming assets to $33.2 million, or 3.19% of total assets, at March 31, 2011.

Due in part to the decline in net charge-offs and past due loans during the quarter, the Company reduced its loan loss provision from $5.0 million during the fourth quarter of 2010 to $3.0 million during the first quarter of 2011. Despite this decrease in the loan loss provision, our allowance for loan losses to total non-covered loans increased from 2.02% at December 31, 2010, to 2.05% at March 31, 2011.

President Price commented, "The general economy and local real estate markets continue to be choppy with some signs of improving lot and home sales as well as declining levels of unemployment. These factors have resulted in slower inflows of delinquent loans."

Net Interest Margin

The Company's net interest margin improved by 17 basis points on a linked quarter basis from 3.25% for the fourth quarter of 2010 to 3.42% for the first quarter of 2011. This improvement was largely due to a 19 basis point decrease in the Company's cost of funds. Given the Company's high level of liquidity coupled with strong core deposit growth, we have been able to either repay maturing time deposits or reprice these time deposits at lower market rates at maturity. Also, during the quarter the Company invested approximately $40 million in U.S. Government agency mortgage-backed securities using excess liquidity.

Balance Sheet Changes

Despite some improving trends in local economic conditions, loan demand remains soft. Total non-covered loans decreased by $2.0 million during the quarter. However, all of this decrease was experienced in January as we experienced slight increases in total non-covered loans for the last two months of the quarter.   Management continues to work on reducing the Company's exposure in the residential construction and acquisition and development loan portfolios while continuing to focus on increasing business loans to the professional market, owner-occupied commercial real estate loans, and residential and personal loans to qualified consumers.

The Company continues to experience strong core deposit growth. During the first quarter of 2011, non-time core deposits increased by $8.7 million, or 8.7% annualized, to $410.7 million. This growth was primarily driven by non-interest bearing demand deposit accounts, which increased by $8.3 million, or 47.3% annualized, for the first quarter of 2011. The strong growth in core deposits is attributable to a continued focus on deposit gathering, enhanced treasury management services, and increased market share due to mergers and a general "flight to quality" among community bank depositors.

Capital

The Company's tangible common equity ratio increased from 6.69% at December 31, 2010, to 6.73% at March 31, 2011. The Bank's capital levels continue to exceed all regulatory capital measures and the Bank was considered "well-capitalized" for regulatory purposes at March 31, 2011. This is the highest capital designation established by the Bank's regulatory authorities. At March 31, 2011, the Bank's total risk-based capital ratio was 16.68%, which was 167% higher than the 10.00% regulatory minimum capital ratio to be considered "well-capitalized." The Company's capital position continues to be a source of strength and provides a competitive advantage during these uncertain economic times.

Income Statement Changes

Excluding acquisition-related items, the Company's noninterest income increased by $281,000, or 19.4%, for the first quarter of 2011. This increase was largely due to a $158,000 increase in service charges on deposit accounts, a $27,000 increase in mortgage banking income and a $113,000 increase in other noninterest income.

Noninterest expense increased by $1.3 million, or 20.7%, during the first quarter of 2011 to $7.7 million for the quarter ended March 31, 2011. This increase was primarily related to the Bank of Hiawassee acquisition and increased credit-related expenses arising from the disposition of troubled assets. As a result of the acquisition, the Company added five additional offices, for a total of 21 offices.

About Citizens South Banking Corporation

Citizens South Bank was founded in 1904 and is headquartered in Gastonia, North Carolina. Deposits are FDIC insured up to applicable regulatory limits. At March 31, 2011, the Company had $1.0 billion in assets with 21 full-service offices in the Charlotte and North Georgia regions, including Gaston, Iredell, Rowan, Mecklenburg, and Union counties in North Carolina, York County in South Carolina, and Towns, Union, and Fannin counties in Georgia. Citizens South Bank is an Equal Housing Lender and Member, FDIC. The Bank is a wholly-owned subsidiary of Citizens South Banking Corporation, and shares of the common stock of the Company trade on the NASDAQ Global Market under the ticker symbol "CSBC." The Company maintains a website at www.citizenssouth.com that includes information on the Company, along with a list of products and services, branch locations, current financial information, and links to the Company's filings with the SEC.

The Citizens South Banking Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7099

Forward-looking Statements

This news release contains certain forward-looking statements which include, but are not limited to, statements of our earnings expectations, statements regarding our operating strategy, and estimates of our future costs and benefits. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements speak only as of the date they are made and the Company is under no duty to update these forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that could cause such a difference include, but are not limited to, changes in general economic conditions – either locally or nationally, competition among depository and financial institutions, the continuation of current revenue and expense trends, significant changes in interest rates, unforeseen changes in the Company's markets, and legal, regulatory, or accounting changes. The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2010, describe some of these factors.

Quarterly Financial Highlights (unaudited)	At and For the Quarters Ended
	2011	2010
	March 31	December 31	September 30	June 30	March 31
(Dollars in thousands, except per share data)

Summary of Operations:
Interest income - taxable equivalent	$ 10,457	$ 11,055	$ 11,675	$ 12,308	$ 9,210
Interest expense	2,855	3,411	3,790	4,083	3,393
Net interest income - taxable equivalent	7,602	7,644	7,885	8,225	5,817
Less: Taxable-equivalent adjustment	70	70	79	114	98
Net interest income	7,532	7,574	7,806	8,111	5,719
Provision for loan losses	3,000	5,000	3,000	3,000	3,050
Net interest income after loan loss provision	4,532	2,574	4,806	5,111	2,669
Noninterest income	1,478	2,274	2,290	2,415	20,185
Noninterest expense	7,672	7,918	7,781	7,279	6,356
Net income (loss) before income taxes	(1,662)	(3,070)	(685)	247	16,498
Income tax expense (benefit)	(771)	(1,331)	(413)	(108)	6,201
Net income (loss)	(891)	(1,739)	(272)	355	10,297
Dividends on preferred stock	256	256	256	257	257
Net income (loss) available to common shareholders	$ (1,147)	$ (1,995)	$ (528)	$ 98	$ 10,040

Per Common Share Data:
Net income:
Basic	$ (0.10)	$ (0.18)	$ (0.05)	$ 0.01	$ 1.29
Diluted	(0.10)	(0.18)	(0.05)	0.01	1.29
Weighted average shares outstanding:
Basic	11,491,734	11,173,174	10,844,386	9,077,042	7,786,819
Diluted	11,491,734	11,173,174	10,844,386	9,077,042	7,786,819
End of period shares outstanding	11,508,750	11,508,750	10,964,146	10,965,941	9,125,942

Cash dividends declared	$ 0.01	$ 0.01	$ 0.04	$ 0.04	$ 0.04
Book value	6.22	6.32	6.86	6.91	7.39
Tangible book value	6.09	6.17	6.70	6.73	7.16

Selected End of Period Balances:
Total assets	$ 1,041,444	$ 1,064,487	$ 1,087,558	$ 1,077,431	$ 1,132,652
Loans, net	724,655	736,510	754,740	776,234	787,643
Investment securities	154,006	111,586	87,255	97,678	100,161
Deposits	832,803	850,456	865,786	853,526	884,127
Shareholders' equity	92,276	93,443	95,682	96,410	96,390

Selected Quarterly Average Balances:
Total assets	$ 1,053,747	$ 1,075,338	$ 1,080,680	$ 1,105,788	$ 873,418
Loans, net	726,346	747,054	767,381	780,209	599,826
Investment securities	135,645	100,691	91,361	100,501	89,020
Deposits	841,387	853,185	853,902	859,408	614,007
Shareholders' equity	93,533	94,761	96,258	96,282	78,292

Selected Financial Performance Ratios (annualized):
Return on average assets	-0.44%	-0.74%	-0.20%	0.04%	4.66%
Return on average common equity	-6.39%	-10.68%	-2.77%	0.56%	73.21%
Noninterest income to average total assets (1)	0.56%	0.85%	0.85%	0.87%	9.24%
Noninterest expense to average total assets (2)	2.91%	2.95%	2.88%	2.63%	2.91%
Efficiency ratio (1) (2)	84.49%	79.83%	76.47%	68.41%	24.44%

Quarterly Financial Highlights (unaudited)	At and For the Quarters Ended
	2011	2010
	March 31	December 31	September 30	June 30	March 31
(Dollars in thousands, except per share data)

Net Interest Margin (annualized):
Yield on earning assets	4.62%	4.68%	4.91%	4.96%	5.02%
Cost of funds	1.32%	1.51%	1.66%	1.72%	2.01%
Net Interest spread	3.30%	3.17%	3.25%	3.24%	3.01%
Net interest margin (taxable equivalent)	3.42%	3.25%	3.42%	3.48%	3.22%

Credit Quality Information and Ratios:
Past due loans (30-89 days) accruing - non-covered	$ 5,692	$ 13,787	$ 6,602	$ 10,145	$ 7,003
Past due loans - non-covered to total non-covered loans	0.97%	2.34%	1.11%	1.68%	1.15%

Past due loans (30-89 days) accruing - covered by FDIC loss-share (3)	$ 7,005	$ 5,767	$ 8,701	$ 5,257	$ 11,030
Past due loans - covered to total covered loans	5.09%	3.91%	5.43%	3.07%	6.09%

Allowance for loan losses - beginning of period	$ 11,924	$ 10,752	$ 9,796	$ 9,230	$ 9,189
Add: Provision for loan losses	3,000	5,000	3,000	3,000	3,050
Less: Net charge-offs	2,918	3,828	2,044	2,433	3,009
Allowance for loan losses - end of period	12,006	11,924	10,752	9,797	9,230

Allowance for loan losses to total non-covered loans	2.05%	2.02%	1.81%	1.62%	1.52%
Net charge-offs to average non-covered loans (annualized)	1.99%	2.59%	1.36%	1.61%	1.98%
Nonperforming non-covered loans to non-covered loans	4.22%	2.79%	3.33%	2.15%	2.26%
Nonperforming non-covered assets to total assets	3.19%	2.26%	2.61%	1.97%	1.78%
Nonperforming non-covered assets to total non-covered loans and other real estate owned	5.58%	4.03%	4.71%	3.46%	3.30%

Nonperforming Assets:
Nonperforming non-covered loans:
Residential	$ 2,373	$ 1,864	$ 2,068	$ 1,646	$ 1,618
Construction	72	14	163	896	443
Acquisition and development	4,971	2,560	340	691	2,890
Commercial land	4,653	4,360	5,034	3,252	6,148
Other commercial real estate	9,636	4,800	9,566	4,127	1,422
Commercial business	309	287	720	742	131
Consumer	2,742	2,529	1,930	1,652	1,083
Total nonperforming non-covered loans	24,756	16,414	19,821	13,006	13,735
Total nonperforming loans covered by FDIC loss-share (4)	24,392	25,541	22,416	24,924	18,148
Other real estate owned - non-covered	8,463	7,650	8,557	8,239	6,462
Other real estate owned - covered by FDIC loss-share	8,121	7,002	3,183	2,343	933
Total nonperforming assets	$ 65,732	$ 56,607	$ 53,977	$ 48,512	$ 39,278

Capital Ratios:
Tangible common equity	6.73%	6.69%	6.74%	6.86%	5.78%
Total Risk-Based Capital (Bank only)	16.68%	16.80%	16.83%	16.78%	15.53%
Tier 1 Risk-Based Capital (Bank only)	15.43%	15.54%	15.58%	15.52%	14.47%
Tier 1 Total Capital (Bank only)	9.89%	9.74%	9.58%	9.74%	9.18%

(1) Includes the gain on acquisition of Bank of Hiawassee of $18.7 million for the quarter ended March 31, 2010. Subsequent adjustments in the amounts of $605,000, $193,000, $148,000 and ($255,000) were made for the quarters ended June 30, 2010, September 30, 2010, December 31, 2010, and March 31, 2011, respectively.
(2) Includes acquisition and integration expenses of $787,000, $94,000, $141,000, and $42,000 for the quarters ended March 31, 2010, June 30, 2010, September 30, 2010 and December 31, 2010, respectively.
(3) The contractual balance of past due loans covered by FDIC loss-share agreements totaled $13.8 million, $6.4 million, $14.8 million, $7.0 million and $7.7 million at March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, and March 31, 2011, respectively.
(4) The contractual balance of nonperforming loans covered by FDIC loss-share agreements totaled $29.0 million, $35.4 million, $29.1 million, $31.2 million and $28.7 million at March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, and March 31, 2011 respectively.

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	March 31, 2011	December 31, 2010
(Dollars in thousands, except per share)	(unaudited)

ASSETS
Cash and cash equivalents:
Cash and due from banks	$ 10,398	$ 15,110
Interest-earning bank balances	57,359	105,789
Cash and cash equivalents	67,757	120,899
Investment securities available for sale, at fair value	71,116	74,308
Investment securities held to maturity, at amortized cost	82,890	37,278
Federal Home Loan Bank stock, at cost	5,715	5,715
Presold loans in process of settlement	1,255	4,034
Loans:
Covered by FDIC loss-share agreements	137,758	147,576
Not covered by FDIC loss-share agreements	586,897	588,934
Allowance for loan losses	(12,006)	(11,924)
Net loans	712,649	724,586
Other real estate owned	16,584	14,652
Premises and equipment, net	23,587	23,785
FDIC loss share receivable	25,611	24,848
Accrued interest receivable	2,829	3,001
Bank-owned life insurance	18,386	18,230
Intangible assets	1,551	1,690
Other assets	11,514	11,461
Total assets	$ 1,041,444	$ 1,064,487

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest bearing demand	$ 78,342	$ 70,056
Interest-bearing demand	169,482	172,414
Money market accounts	145,319	142,538
Savings	17,565	17,004
Time deposits	422,095	448,444
Total deposits	832,803	850,456
Securities sold under repurchase agreements	11,389	9,432
Borrowings	96,257	101,246
Other liabilities	8,719	9,910
Total liabilities	949,168	971,044

Commitments and contingencies

Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 1,000,000 shares; Issued and outstanding: 20,500 shares	20,692	20,672
Common stock, $0.01 par value, Authorized: 20,000,000 shares; Issued: 11,561,464 and 10,517,127 shares respectively; Outstanding: 11,508,750 and 9,125,942 shares respectively	124	124
Additional paid-in-capital	63,064	63,000
Retained earnings, substantially restricted	8,382	9,663
Accumulated other comprehensive income (loss)	14	(16)
Total shareholders' equity	92,276	93,443
Total liabilities and shareholders' equity	$ 1,041,444	$ 1,064,487

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
	March 31, 2011	March 31, 2010
(Dollars in thousands, except per share data)

Interest Income:
Interest and fees on loans	$ 9,461	$ 8,254
Investment securities:
Taxable interest income	790	617
Tax-exempt interest income	69	191
Other interest income	67	50
Total interest income	10,387	9,112
Interest Expense:
Deposits	2,002	2,264
Borrowings and repurchase agreements	853	1,129
Total interest expense	2,855	3,393

Net interest income	7,532	5,719
Provision for loan losses	3,000	3,050
Net interest income after provision for loan losses	4,532	2,669
Noninterest Income:
Service charges on deposit accounts	957	799
Mortgage banking income	237	210
Commissions on sales of financial products	67	118
Income from bank-owned life insurance	182	189
Gain (loss) from acquisition	(255)	18,733
Gain on sale of investments, available for sale	--	33
Gain (loss) on sale of other assets	12	(62)
Other income	278	165
Total noninterest income	1,478	20,185
Noninterest Expense:
Compensation and benefits	3,648	2,643
Occupancy and equipment	828	683
Office supplies	70	41
Advertising and business development	54	57
Professional services	253	234
Telephone and communications	97	72
Data processing fees	183	140
FDIC deposit insurance	334	260
Amortization of intangible assets	139	65
Valuation adjustment on other real estate owned	509	484
Acquisition and integration expenses	45	787
Other expenses	1,512	890
Total noninterest expense	7,672	6,356

Income before income tax expense (benefit)	(1,662)	16,498
Income tax expense (benefit)	(771)	6,201
Net income (loss)	(891)	10,297
Dividends on preferred stock	256	257

Net income (loss) available to common shareholders	$ (1,147)	$ 10,040

Net income (loss) per common share:
Basic	$ (0.10)	$ 1.29
Diluted	(0.10)	1.29
CONTACT: Gary F. Hoskins, CFO
         (704) 884-2263
         gary.hoskins@citizenssouth.com